UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2008

Centillium Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30649	94-3263530
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

255 Fourier Avenue
Fremont, California    94539
(Address of principal executive offices including zip code)

(510) 771-3700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2008, the Board of Directors of Centillium Communications, Inc. ("Centillium") approved the amendment of the (1) the Change of Control Severance Agreement dated as of December 14, 2000, as amended by Amendment No. 1 to Change of Control Severance Agreement between Faraj Aalaei and Centillium and (2) the Amended and Restated Change of Control Severance Agreement dated as of February 16, 2007 between Linda C. Reddick and Centillium (such amendments, collectively, the "Change of Control Agreement Amendments"). The Change of Control Agreements were amended to revise the terms of the change of Control Agreements to provide for a definition of "Good Reason" that satisfies the "safe harbor" definition provided for in the final treasury regulations issued pursuant to Section 409A of the Internal Revenue Code with respect to certain of the payments that may be provided pursuant to the Agreements. The Change of Control Agreement Amendments will not increase the amounts payable to Mr. Aalaei and Ms. Reddick under their Change of Control Severance Agreement and Amended and Restated Change of Control Severance Agreement, respectively.

The Amendments to Change of Control Agreements are attached as exhibits to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment to Change of Control Severance Agreement dated October 23, 2008 between Centillium Communications, Inc. and Faraj Aalaei.
10.2	Amendment to Change of Control Severance Agreement dated October 23, 2008 between Centillium Communications, Inc. and Linda C. Reddick.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centillium Communications, Inc.

By:	/s/ Linda Reddick

Linda Reddick
Chief Financial Officer

Dated: October 23, 2008

EXHIBIT INDEX
Exhibit Number	Description
10.1	Amendment to Change of Control Severance Agreement dated October 23, 2008 between Centillium Communications, Inc. and Faraj Aalaei. (PDF format provided as a courtesy).
10.2	Amendment to Change of Control Severance Agreement dated October 23, 2008 between Centillium Communications, Inc. and Linda C. Reddick. (PDF format provided as a courtesy).